UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2022

ETHEMA HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	000-15078	84-1227328
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

950 Evernia Street, West Palm Beach, Florida 33401
(Address of principal executive offices)

(416) 500-0020
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Leonite Fund I, LP (“Leonite”)

On July 17, 2022, the Company executed the final documents for a revised and extended note (“Leonite Note”) which replaces the Labrys notes from May and June 2021. The new 10% $745,375.00 convertible note includes an OID of 10%. The note has a fixed conversion price of $0.01 per share subject to adjustments should other new financings be done at more favorable terms. The note is due 9 months from the issuance date of June 1, 2022. The consideration for the note was the balance of the amount due under the Labrys notes. The foregoing summary of the terms and conditions of the Leonite Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Exchange Agreement and the Restated and Consolidated Note between the Company and Leonite, dated June 1, 2022 which are filed as Exhibits 10.01 and 10.02 hereto, respectively.

Item	9.01 Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No. Description

10.01       Note Exchange Agreement dated June 1, 2022

10.02       Restated and Consolidated Note dated June 1, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2022

By: /s/ Shawn E. Leon

Name: Shawn E. Leon

Title: CEO